Exhibit 10.28

STANDARD CONSULTING AGREEMENT

Dated November 1, 2008

Consultant: General Charles R. Holland, USAF, Retired

TASK ORDER # FY10-001                                                               Project No. 7435.D01.00

A.    Effort: General marketing support for unmanned air vehicle systems.

B.    Task Manager: Tim Conver

C.    Target Performance Period: January 1, 2010 through December 31, 2012

D.    Rates:

Authorized Days	Rate	Not To Exceed Cost

60 days	$3,500 per day	$210,000 per year

Payments to be made on a monthly basis at the rate of $17,500 per month in advance.  Any additional days required by the Task Manager, beyond the 5 days per month anticipated by the advance payment, will be invoiced at the daily rate in arrears with expenses and approved by the Task Manager.

Reference shall be made to Project No. shown above on all invoicing.

E.    Expenses:

Maximum authorized expenses - As required and approved in advance.

Travel and/or miscellaneous expenses shall be reimbursed in accordance with current AV standard travel procedures; receipts shall accompany invoices of $25 or more.

No labor or expense costs above those amounts shown here are to be incurred without the prior written approval of the AV Task Manager.

AeroVironment, Inc.	General Charles R. Holland,
USAF Retired

/s/ Tim Conver	/s/ Charles Holland
Signature	Signature

Tim Conver	Charles Holland
Name (Print)	Name (Print)

President & CEO	12/17/09
Title	Date

12/17/09
Date